Exhibit 99.3

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Financial Information

On June 16, 2014, we closed our acquisition of two television stations owned by Granite Broadcasting Corporation — the Detroit MyNetworkTV affiliate WMYD-TV and the Buffalo, N.Y. ABC affiliate WKBW-TV ("Acquired Granite Stations") — for $110 million in cash.
The following unaudited pro forma condensed combined financial statements reflect the acquisition of the Acquired Granite Stations. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2014, and year ended December 31, 2013, give effect to the acquisition as if it had occurred on January 1, 2013.

The unaudited pro forma condensed combined information is based upon the historical consolidated financial statements and notes thereto of the Company and should be read in conjunction with the historical financial statements and the accompanying notes of the Company included in the 2013 Form 10-K, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014, and the accompanying notes to the unaudited pro forma condensed combined financial information.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore, the actual results may have differed from the pro forma results. The pro forma information does not include adjustments for efficiencies, cost reductions or synergies expected to result from the acquisition. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of the Company.

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Three Months Ended March 31, 2014

(in thousands, except per share data)	E.W. Scripps Historical	Acquired Granite Stations (a)	Pro Forma Adjustments		E.W. Scripps Pro Forma

Operating Revenues:
Advertising	$146,770	$5,359	$—		$152,129
Subscriptions	32,299	—	—		32,299
Retransmission	12,474	1,461	—		13,935
Other	12,251	544	—		12,795
Total operating revenues	203,794	7,364	—		211,158
Costs and Expenses:
Employee compensation and benefits	101,749	2,326	—		104,075
Programs and program licenses	12,968	753	—		13,721
Newsprint, press supplies and other printing costs	12,038	—	—		12,038
Newspaper distribution	11,916	—	—		11,916
Other expenses	49,748	2,208	—		51,956
Defined benefit pension plan expense	1,378	—	—		1,378
Acquisition and related integration costs	262	—	—		262
Separation and restructuring costs	—	—	—		—
Total costs and expenses	190,059	5,287	—		195,346
Depreciation, Amortization, and Losses (Gains):
Depreciation	9,808	303	100	b	10,211
Amortization of intangible assets	1,921	283	300	b	2,504
Losses (gains), net on disposal of property, plant and equipment	68	—	—		68
Net depreciation, amortization, and losses (gains)	11,797	586	400		12,783
Operating (loss) income	1,938	1,491	(400)		3,029
Interest expense	(2,254)	—	—		(2,254)
Miscellaneous, net	(445)	10			(435)
(Loss) income from operations before income taxes	(761)	1,501	(400)		340
(Benefit) provision for income taxes	(149)	899	(200)	c	550
Net (loss) income	(612)	602	(200)		(210)
Net loss attributable to noncontrolling interests	—	—	—		—
Net (loss) income attributable to the shareholders of The E.W. Scripps Company	$(612)	$602	$(200)		$(210)
Net (loss) income per basic share of common stock attributable to the shareholders of The E.W. Scripps Company:	$(0.01)				$—
Net (loss) income per diluted share of common stock attributable to the shareholders of The E.W. Scripps Company:	$(0.01)				$—

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2013

(in thousands, except per share data)	E.W. Scripps Historical	Acquired Granite Stations (a)	Pro Forma Adjustments		E.W. Scripps Pro Forma

Operating Revenues:
Advertising	$613,093	$24,980	$—		$638,073
Subscriptions	117,762	—	—		117,762
Retransmission	42,505	4,799	—		47,304
Other	43,511	1,240	—		44,751
Total operating revenues	816,871	31,019	—		847,890
Costs and Expenses:
Employee compensation and benefits	391,207	9,193	—		400,400
Programs and program licenses	53,826	3,080	—		56,906
Newsprint, press supplies and other printing costs	46,965	—	—		46,965
Newspaper distribution	48,490	—	—		48,490
Other expenses	201,089	6,927	—		208,016
Defined benefit pension plan expense	8,837	—	—		8,837
Acquisition and related integration costs	—	—	—		—
Separation and restructuring costs	4,893	—	—		4,893
Total costs and expenses	755,307	19,200	—		774,507
Depreciation, Amortization, and Losses (Gains):
Depreciation	40,839	1,330	200	b	42,369
Amortization of intangible assets	6,923	1,133	1,200	b	9,256
Losses (gains), net on disposal of property, plant and equipment	166	—	—		166
Net depreciation, amortization, and losses (gains)	47,928	2,463	1,400		51,791
Operating (loss) income	13,636	9,356	(1,400)		21,592
Interest expense	(10,448)	—	—		(10,448)
Miscellaneous, net	(11,760)	60	—		(11,700)
(Loss) income from operations before income taxes	(8,572)	9,416	(1,400)		(556)
(Benefit) provision for income taxes	(7,848)	3,701	(600)	c	(4,747)
Net (loss) income	(724)	5,715	(800)		4,191
Net loss attributable to noncontrolling interests	(250)	—	—		(250)
Net (loss) income attributable to the shareholders of The E.W. Scripps Company	$(474)	$5,715	$(800)		$4,441
Net (loss) income per basic share of common stock attributable to the shareholders of The E.W. Scripps Company	$(0.01)				$0.08
Net (loss) income per diluted share of common stock attributable to the shareholders of The E.W. Scripps Company	$(0.01)				$0.07

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands)

1.	Basis of Pro Forma Presentation

Pending the finalization of third-party valuation and other items, the following table summarizes the preliminary fair values of the assets acquired and the liabilities assumed:

(in thousands)

Assets:
Property, plant and equipment	$12,133
Intangible assets	49,200
Goodwill	48,667
Net purchase price	$110,000

Of the $49 million allocated to intangible assets, $21 million was for FCC licenses which we have determined to have an indefinite life and therefore will not be amortized. The remaining balance of $28 million will be allocated to retransmission agreements, television network affiliation relationships and advertiser relationships with estimated amortization periods of 10 to 20 years.

The goodwill of $49 million arising from the transaction consists largely of synergies and economies of scale and other benefits of a larger broadcast footprint, as well as synergies from being able to create a duopoly in our Detroit market. We have allocated the goodwill to our television segment. We will treat the transaction as an asset acquisition for income tax purposes resulting in a step-up in the assets acquired. The goodwill is deductible for income tax purposes.

2.	Pro Forma Assumptions and Adjustments

a.
Certain reclassifications have been made to the presentation of the historical Acquired Granite Stations' Income Statements to conform to the presentation used in the unaudited pro forma financial information.

b.	Reflects an adjustment to depreciation and amortization expense resulting from the fair value adjustments to the Acquired Granite Stations’ property, plant and equipment and intangible assets.

c.	Income tax effects of the pro forma adjustments are reflected at the Company’s best estimate of statutory income tax rates.

Earnings Per Share (“EPS”) — Unvested awards of share-based payments with rights to receive dividends or dividend equivalents, such as our RSUs, are considered participating securities for purposes of calculating EPS. Under the two-class method, we allocate a portion of net income to these participating securities and therefore exclude that income from the calculation of EPS for common stock. We do not allocate losses to the participating securities.
The following table presents information about basic and diluted weighted-average shares outstanding:

	For the three months ended March 31, 2014
(in thousands)	E.W. Scripps Historical	E.W. Scripps Pro Forma

Numerator (for basic and diluted earnings per share)
Net (loss) income attributable to the shareholders of The E.W. Scripps Company	$(612)	$(210)
Less income allocated to RSUs	—	—
Numerator for basic and diluted earnings per share	$(612)	$(210)
Denominator
Basic weighted-average shares outstanding	56,084	56,084
Effect of dilutive securities:
Stock options held by employees and directors	—	—
Diluted weighted-average shares outstanding	56,084	56,084

	For the year ended December 31, 2013
(in thousands)	E.W. Scripps Historical	E.W. Scripps Pro Forma

Numerator (for basic and diluted earnings per share)
Net (loss) income attributable to the shareholders of The E.W. Scripps Company	$(474)	$4,441
Less income allocated to RSUs	—	(133)
Numerator for basic and diluted earnings per share	$(474)	$4,308
Denominator
Basic weighted-average shares outstanding	56,516	56,516
Effect of dilutive securities:
Stock options held by employees and directors	—	1,228
Diluted weighted-average shares outstanding	56,516	57,744